EXHIBIT 99.1
                                                                    ------------



REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON FINANCIAL STATEMENT SCHEDULE



To the Board of Directors and Shareholders
Signature Eyewear, Inc.


Our audits of the financial statements of Signature Eyewear, Inc. referred to in our report dated February 12, 2007 appearing in Item 8 in this Annual Report on Form 10-K also included an audit of the financial statement schedule listed in item 15(a) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements.



/s/ Grobstein, Horwath & Company LLP
Sherman Oaks, California
February 12, 2007

                                                         SIGNATURE EYEWEAR, INC.
                                 VALUATION AND QUALIFYING ACCOUNTS - SCHEDULE II
                                                 For the Years Ended October 31,

--------------------------------------------------------------------------------

                                           Additions      Additions
                             Balance,     (Deductions)   (Deductions)       Balance,
                            Beginning      Charge to        from              End
                             of Year       Operations      Reserve          of Year
                           ------------   ------------   ------------    ------------
ALLOWANCE FOR DOUBTFUL
    ACCOUNTS
       OCTOBER 31, 2006    $    141,603   $    (84,230)  $        --     $     57,373
                           ============   ============   ============    ============

       OCTOBER 31, 2005    $    228,807   $    (87,204)  $        --     $    141,603
                           ============   ============   ============    ============

       OCTOBER 31, 2004    $    503,490   $       --     $   (274,683)   $    228,807
                           ============   ============   ============    ============


Reserves for slow moving
    INVENTORIES
       OCTOBER 31, 2006    $       --     $       --     $       --      $       --
                           ============   ============   ============    ============

       OCTOBER 31, 2005    $       --     $       --     $       --      $       --
                           ============   ============   ============    ============

       OCTOBER 31, 2004    $  1,506,007   $     93,000   $ (1,599,007)   $       --
                           ============   ============   ============    ============


VALUATION ALLOWANCE FOR
    DEFERRED TAX ASSETS
       OCTOBER 31, 2006    $  6,986,000   $    395,800   $       --      $  7,381,800
                           ============   ============   ============    ============

       OCTOBER 31, 2005    $  8,294,000   $ (1,308,000)  $       --      $  6,986,000
                           ============   ============   ============    ============

       OCTOBER 31, 2004    $  8,399,000   $       --     $   (105,000)   $  8,294,000
                           ============   ============   ============    ============


RESERVES FOR CUSTOMER
    RETURNS
       OCTOBER 31, 2006    $    290,810   $       --     $      9,499    $    300,309
                           ============   ============   ============    ============

       OCTOBER 31, 2005    $    302,045   $       --     $    (11,235)   $    290,810
                           ============   ============   ============    ============

       OCTOBER 31, 2004    $    619,460   $       --     $   (317,415)   $    302,045
                           ============   ============   ============    ============

   The accompanying notes are an integral part of these financial statements.